Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL

AND is the type of information that the registrant treats as private and Confidential, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 30th day of September, 2022, by and between Silicon Valley Bank (“Bank”) and Singular Genomics Systems, Inc., a Delaware corporation (“Borrower”), whose address is 10931 N. Torrey Pines Road, La Jolla, California 92037.

Recitals

A.
Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 30, 2021, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.
Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.
Borrower has requested that Bank amend the Loan Agreement to (i) extend the Draw Period and make certain other revisions to the Loan Agreement as more fully set forth herein.

D.
Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.
Amendments to Loan Agreement.
2.1
Schedule I. Clause (ii) of the LSA Provision corresponding to LSA Section 1.2(a) – Term Loan – Availability set forth in Schedule I is hereby amended in its entirety and replaced with the following:

(ii) Up to Fifteen Million Dollars ($15,000,000) of the Term Loan Availability Amount (the “Second Tranche”) shall be available through the last day of the Draw Period, provided that the Second Tranche Availability Conditions have been satisfied. Funds will be available under the Second Tranche upon Bank’s written confirmation to Borrower that Second Tranche Availability Conditions have been satisfied (as determined by Bank in its sole discretion).

2.2
Schedule I. The following terms and their respective definitions set forth in Schedule I are amended in their entirety and replaced with the following:

“Draw Period” is the period commencing on the Effective Date and ending on the earlier to occur of (a) March 31, 2024 and (b) an Event of Default.

“Term Loan Availability Amount” is an aggregate principal amount not to exceed Ten Million Five Hundred Thousand Dollars ($10,500,000); provided, that if the Second Tranche Availability Conditions have been satisfied (as determined by Bank, in its sole discretion), the Term Loan Availability Amount shall be an aggregate principal amount not to exceed Twenty Five Million Five Hundred Thousand Dollars ($25,500,000); and further provided, that if the Third Tranche Availability Conditions have been satisfied (as determined by Bank, in its sole discretion), the Term Loan Availability Amount shall be an aggregate principal amount not to exceed Thirty Five Million Five Hundred Thousand Dollars ($35,500,000).

2.3
Schedule I. The following term and its definition are hereby added to Schedule I in a new row corresponding to LSA Section 12.2 – “Second Tranche Availability Conditions”:

“Second Tranche Availability Conditions” means, after the First Tranche has been fully drawn by Borrower, during the Draw Period, following a written request by Borrower delivered to Bank requesting the Second Tranche, Bank’s written confirmation to Borrower to make the Second Tranche available, as determined by Bank in its sole discretion and contingent upon (i) receipt by Bank of evidence satisfactory to it that Borrower has achieved a product revenue of not less than [***] for the trailing six (6) month period immediately preceding such determination, and (ii) Bank’s confirmation that no Default or Event of Default has occurred and is continuing or will result from such increase to the Term Loan Advances under the Second Tranche.

3.
Limitation of Amendments.

3.1
The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3
The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not (a) contravene, conflict with, constitute a default under or violate any material Applicable Law, (b) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound, (c) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries, or any of their respective property or assets may be bound or affected, or (d) the organizational documents of Borrower;

4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, binding on Borrower, except as already has been obtained or made; and

4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.
Covenant to Deliver. Borrower shall deliver to Bank, in form and substance satisfactory to Bank, in its commercially reasonable discretion, within sixty (60) days after the date of this Amendment, a duly executed landlord’s consents in favor of Bank for the Borrower’s leased premises located at 3010 Science Park Rd., San Diego, CA 92121 and 3033 Science Park Rd., San Diego, CA 92121.

8.
Electronic Execution of Documents. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

9.
Fees. Borrower agrees to reimburse Bank for all Bank Expenses incurred by Bank in connection with the negotiation and preparation of this Amendment. Borrower acknowledges and agrees that Bank may debit Borrower’s deposit account held with Bank for such Bank Expenses.

10.
Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) execution and delivery of a current Perfection Certificate, in form and substance satisfactory to Bank.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: /s/ Kristine Rohmer

Name: Kristine Rohmer

Title: Director

BORROWER

SINGULAR GENOMICS SYSTEMS, INC.

By: /s/ Dalen Meeter

Name: Dalen Meeter

Title: Senior Vice President, Finance and Secretary

[signature page of First Amendment to Amended and Restated Loan and Security Agreement]